Exhibit 99.1

CHARLIE’S HOLDINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Charlie’s Chalk Dust, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Charlie’s Chalk Dust, LLC (the Company) as of December 31, 2018 and 2017, the related statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Squar Milner LLP

We have served as the Company’s auditor since 2018.

Irvine, California

April 3, 2019

	2018	2017
ASSETS
Current Assets
Cash	$304,548	$655,076
Accounts receivable, net	710,934	933,073
Inventories, net	657,576	369,604
Prepaid expenses and other current assets	427,525	440,620
Total current assets	2,100,583	2,398,373

Property and Equipment, net	45,371	46,920
Other Assets	41,500	37,500

Total assets	$2,187,454	$2,482,793
LIABILITIES AND MEMBERS’ EQUITY
Liabilities
Accounts payable	$925,366	$464,340
Accrued expenses	291,299	193,860
Note payable	–	166,667
Deferred revenue	179,562	114,526
Total current liabilities	1,396,227	939,393
Members’ Equity	791,227	1,543,400
Total liabilities and members’ equity	$2,187,454	$2,482,793

	2018	2017
NET REVENUES	$20,840,794	$12,233,925
COST OF GOODS SOLD	8,514,790	5,475,051
GROSS PROFIT	12,326,004	6,758,874
OPERATING EXPENSES
Sales and marketing	2,904,456	1,862,441
Product development	95,180	116,040
General and administrative	2,126,945	1,523,334
Total operating expenses	5,126,581	3,501,815
INCOME FROM OPERATIONS	7,199,423	3,257,059

OTHER INCOME	453	9,410
NET INCOME	$7,199,876	$3,266,469

EARNINGS PER UNIT
Basic and diluted earnings per unit	$7,200	$3,266
Basic and diluted weighted-average number of units outstanding	1,000	1,000

BALANCE - January 1, 2017	$666,931

Member distributions	(2,390,000)

Net income	3,266,469

BALANCE - December 31, 2017	1,543,400

Member distributions	(7,952,049)

Net income	7,199,876

BALANCE - December 31, 2018	$791,227

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$7,199,876	$3,266,469
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	17,917	19,084
Provision for bad debt	93,447	3,830
Changes in operating assets and liabilities:
Accounts receivable	128,692	(620,014)
Inventories	(287,972)	51,575
Prepaid expenses and other current assets	13,095	(237,809)
Other assets	(4,000)	(1,000)
Accounts payable and accrued expenses	558,465	446,323
Deferred revenue	65,036	92,869
Net cash provided by operating activities	7,784,556	3,021,327
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(16,368)	–
Net cash used in investing activities	(16,368)	–
CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(7,952,049)	(2,390,000)
Principal payments on note payable	(166,667)	(166,667)
Net cash used in financing activities	(8,118,716)	(2,556,667)
INCREASE (DECREASE) IN CASH	(350,528)	464,660
CASH – beginning of year	655,076	190,416
CASH – end of year	$304,548	$655,076

1.
ORGANIZATION AND NATURE OF OPERATIONS

Description of Organization

Charlie’s Chalk Dust, LLC (the “Company” or “CCD”) was incorporated in Delaware in 2014 as a limited liability corporation. The Company is a formulator, marketer and distributor of branded e-cigarette liquid. CCD’s products are produced domestically through contract manufacturers for sale to distributors and specialty retailers throughout the United States of America, as well as over 80 countries worldwide. The Company is headquartered in Costa Mesa, California.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

The Company and its subsidiaries currently operate in one business segment. The following information disaggregates the Company’s revenues from contracts with customers as a percentage of total net revenues by geographic market and major customer type for the years ending December 31:

	2018	2017
Geographic Market
International	28%	35%
United States	72%	65%
Total	100%	100%
Customer Type
Retailers	44%	45%
Distributors	56%	55%
Total	100%	100%

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting (continued)

Sales by geographic market are calculated based on the shipping address and does not reflect further sub-distribution that may occur after control of the inventory has transferred to the Company’s customer. The Company’s primary international markets include the United Kingdom, Italy, Spain, Belgium, Australia, Sweden and Canada.

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. The Company’s revenues are generated from contracts with customers that consist of sales to retailers and distributors. The Company’s contracts with customers are generally short term in nature with the delivery of product as a single performance obligation. Revenue from the sale of product is recognized at the point in time when the single performance obligation has been satisfied and control of the product has transferred to the customer. In evaluating the timing of the transfer of control of products to customers, the Company considers several indicators, including significant risks and rewards of products, the right to payment, and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are received by customers.

Shipping generally occurs prior to the transfer of control to the customer and is therefore accounted for as a fulfillment expense. In circumstances where shipping and handling activities occur after the customer has obtained control of the product, the Company elected to account for shipping and handling activities as a fulfillment cost rather than an additional promised service. Contract durations are generally less than one year, and therefore costs paid to obtain contracts, which generally consist of sales commissions, are recognized as expenses in the period incurred.

Revenue is measured by the transaction price, which is defined as the amount of consideration expected to be received in exchange for providing goods to customers. The transaction price is adjusted for estimates of known or expected variable consideration, which includes refunds and returns as well as incentive offers and promotional discounts on current orders.

Sales returns are generally not material to the financial statements, and do not comprise a significant portion of variable consideration. Estimates for sales returns are based on, among other things, an assessment of historical trends, information from customers, and anticipated returns related to current sales activity. These estimates are established in the period of sale and reduce revenue in the period of the sale.

Variable consideration related to incentive offers and promotional programs are recorded as a reduction to revenue based on amounts the Company expects to collect. Estimates are regularly updated and the impact of any adjustments are recognized in the period the adjustments are identified. In many cases, key sales terms such as pricing and quantities ordered are established at the time an order is placed and incentives have very short-term durations.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Amounts billed and due from customers are short term in nature and are classified as receivables since payments are unconditional and only the passage of time related to credit terms is required before payments are due. The Company does not grant payment financing terms greater than one year. Payments received in advance of revenue recognition are recorded as deferred revenue.

Shipping and Handling Costs

Shipping and handling costs incurred are included in cost of goods sold and totaled $719,772 and $594,566 for the years ended December 31, 2018 and 2017, respectively.

Earnings Per Unit

Earnings per unit is calculated by dividing net income of the Company by the weighted average number of units outstanding during the year. The Company does not have any potentially dilutive instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2018 and 2017, there were no cash equivalents.

Accounts Receivable

Accounts receivable is recorded at the invoiced amount and does not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is reviewed on a monthly basis and past due balances are reviewed individually for collectability. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. As of December 31, 2018 and 2017, the allowance for bad debt totaled $151,109 and $57,623, respectively.

Inventories

Inventories primarily consist of finished goods and are stated at the lower of cost (determined by the average cost method) or net realizable value. The Company provides estimates of excess and obsolete inventories determined primarily upon inventory on hand, historical sales activity, industry trends and expected net realizable value. As of December 31, 2018 and 2017, the reserve for excess and obsolete inventories totaled $73,549 and $61,914, respectively.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from five to seven years for equipment, three years for software, and ten years for furniture. Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition of property and equipment, the costs and related accumulated depreciation amounts are relieved and any resulting gain or loss is reflected in operations during the period of disposition.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their estimated fair value. For the years ended December 31, 2018 and 2017, there were no such impairments.

Advertising

The Company expenses advertising cost as incurred. Advertising expenses amounted to $541,911 and $371,984 during the years ended December 31, 2018 and 2017, respectively, and are included in sales and marketing expense in the accompanying statements of operations.

Note Payable

The Company had a note payable to a former employee in connection with a separation agreement executed in October 2015. The note required an initial payment of $250,000 and 36 monthly payments of $13,889 beginning in February 2016. The balance of the note as of December 31, 2017 was $166,667, which was repaid in full during the year ended December 31, 2018.

Income Taxes

No provision for income taxes has been made in the financial statements as the Company is a “pass through” entity. Each member is individually liable for tax on their share of the Company’s income or loss. The Company prepares a calendar year informational tax return.

While electing Limited Liability Company status, the Company does not believe it has any uncertain income tax positions that are more likely than not to materially affect its consolidated financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statutory length of time after filing.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

On February 8, 2019, the Company was notified by the Internal Revenue Service (“IRS”) that its form 1065, for the year ended December 31, 2017, has been selected for examination. The Company has responded to the IRS’s notice and is in the process of scheduling further correspondence related to the examination.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this update create common revenue recognition guidance for entities reporting revenue under U.S. GAAP and IFRS by requiring entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Entities should apply the following five steps: (1) identify the contract(s) with a customer, (2) identify performance obligations in the contract, (3) determine transaction price, (4) allocate transaction price to performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Entities should also disclose qualitative and quantitative information about (1) contracts with customers, including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations and related transaction price allocation to remaining performance obligations, (2) significant judgments and changes thereof in determining the timing of performance obligations over time or at a point in time and the transaction price and amounts allocated to performance obligations, and (3) assets recognized from the costs to obtain or fulfill a contract. The amendments in this update are effective for annual reporting periods beginning after December 15, 2017.

The Company adopted this guidance on January 1, 2018 using the modified retrospective transition method. Prior periods were not adjusted and, based on the Company’s implementation assessment, no cumulative-effect adjustment was made to the opening balance of retained earnings. The adoption of this standard did not have a material impact on the financial statements other than expanded disclosures. For further description of the Company’s revenue recognition policy refer to the Revenue Recognition section above and for disaggregated revenue information refer to the Segment Reporting section above.

In February 2016, the FASB issued ASU 2016-02, Leases. Most prominent among the changes in the standard is the recognition of right-of-use (“ROU”) assets and lease liabilities by lessees for those leases classified as operating leases under the existing guidance. The standard requires entities to recognize and measure leases existing at, or entered into after, the beginning of the earliest comparative period presented using a modified retrospective approach, with certain practical expedients available. In July 2018, the FASB issued a practical expedient that would allow entities the option to apply the provisions of the new lease guidance at the effective date of adoption without adjusting the comparative periods presented.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

The standard is effective for the Company in the year beginning January 1, 2019. The Company is continuing to assess the potential impacts of this standard and currently expects that the most significant impact on the financial statements will be the recognition of ROU assets and lease liabilities for operating leases. The Company has not yet determined which practical expedients will be utilized in connection with adopting the new standard, nor have any quantitative impacts on the financial statements been determined.

3.
ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31:

	2018	2017
Sales commissions	$70,400	$74,878
Wages	217,484	$112,911
Payroll taxes	3,415	6,071
Total accrued expenses	$291,299	$193,860

4.
PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31:

	2018	2017
Equipment	$64,536	$54,572
Furniture	22,509	16,105
Leasehold improvements	20,000	20,000
Software	3,150	3,150
	110,195	93,827
Less: Accumulated depreciation	(64,824)	(46,907)
Property and equipment, net	$45,371	$46,920

Depreciation and amortization expense totaled $17,917 and $19,084, respectively, during the years ended December 31, 2018 and 2017.

5.
CONCENTRATIONS

During the years ended December 31, 2018 and December 31, 2017, purchases from three vendors represented 97% and 94%, respectively, of total inventory purchases. As of December 31, 2018, and December 31, 2017, amounts owed to these vendors totaled $653,647 and $278,802, respectively, which are included in accounts payable in the accompanying balance sheets.

 6.
COMMITMENTS

Operating Leases

On August 17, 2015, the Company entered into a 36-month lease agreement for its corporate offices in Costa Mesa California, which includes the use of warehouse space. The lease agreement commenced on October 1, 2015 and required monthly rental payments. On October 1, 2018 this lease agreement was renewed for 12-months. On February 14, 2018 the Company entered into a 36-month lease agreement for auxiliary warehouse space located in Santa Ana California. The lease agreement commenced on April 1, 2018 and required monthly rental payments with the addition of variable common-area operating expenses.

Future minimum lease payments under these lease agreements for the years ending December 31 are as follows:

2019	$206,678
2020	39,672
2021	9,918
Total payments	$256,268

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow. As of December 31, 2018, there were no outstanding legal claims concerning CCD.

Contract Manufacturers

The Company uses contract manufacturers in the United States to produce goods. The manufacturers use the Company’s formulas to fill the Company’s orders and do not require purchase commitments from the Company.

7.
MEMBERS EQUITY

The Company issues membership interests in the form of units with a single class authorized. 1000 membership units were authorized and issued at the Company’s formation and remain outstanding as of December 31, 2018. The Manager (as defined in the LLC agreement) shall approve the admission or withdrawal of Members as well as the sale, grant, issuance or redemption of units. The Manager with the consent of Members owning at least sixty-five percent of the then outstanding units, may admit to the Company additional member(s) who will be issued units on such terms as are determined by the Manager. In addition, the Company has an arrangement with three employees to participate in any type of equity sale of the Company in the aggregate amount of 4.5% of the proceeds. The ability of the holders to exercise this arrangement is contingent upon an equity transaction and as of December 31, 2018 and 2017, it was not probable that the equity participation rights would be triggered and therefore no stock-based compensation has been recognized in the accompanying financial statements.

8.
SUBSEQUENT EVENTS

The Company evaluated events subsequent to December 31, 2018 for their potential impact on the financial statements and disclosures through April 3, 2019, the date the financial statements were available to be issued.

The Company has a savings plan that became available to employees in January 2019 which is intended to qualify under Section 401(k) of the Internal Revenue Code (the “Plan”). Eligible employees may elect to make contributions to the Plan through salary deferrals up to 100% of their base pay, subject to limitations. The Company matches contributions up to 3% of compensation and then matches 50% of contributions up to the next 2% of compensation.

CHARLIE’S CHALK DUST, LLC
CONDENSED BALANCE SHEETS

	March 31,2019 (unaudited)	December 31, 2018

ASSETS
Current Assets
Cash	$1,243,081	$304,548
Accounts receivable, net	1,103,118	710,934
Inventories, net	677,768	657,576
Lease right-of-use, current portion, net	41,272	–
Prepaid expenses and other current assets	379,125	427,525
Total current assets	3,444,364	2,100,583

Property and Equipment, net	54,652	45,371
Lease right-of-use	38,347	–
Other Assets	41,500	41,500

Total assets	$3,578,863	$2,187,454
LIABILITIES AND MEMBERS’ EQUITY
Commitments and Contingencies (Note 6)
Liabilities
Accounts payable	$805,745	$925,366
Accrued expenses	221,664	291,299
Lease right-of-use liability, current portion	39,672	–
Deferred revenue	184,003	179,562
Total current liabilities	1,251,084	1,396,227
Lease Right-of-Use Liability	40,347	–
Total liabilities	1,291,431	1,396,227
Members’ Equity	2,287,432	791,227
Total liabilities and members’ equity	$3,578,863	$2,187,454

See accompanying notes to the unaudited interim condensed financial statements.

CHARLIE’S CHALK DUST, LLC
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2019	2018
NET REVENUES	$6,647,545	$5,432,370
COST OF GOODS SOLD	2,750,274	2,165,289
GROSS PROFIT	3,897,271	3,267,081
OPERATING EXPENSES
Sales and marketing	767,042	718,036
Product development	39,542	31,976
General and administrative	615,572	460,105
Total operating expenses	1,422,156	1,210,117
INCOME FROM OPERATIONS	2,475,115	2,056,964

OTHER INCOME	90	95
NET INCOME	$2,475,205	$2,057,059

EARNINGS PER UNIT
Basic and diluted earnings per unit	$2,475	$2,057
Basic and diluted weighted-average number of units outstanding	1,000	1,000

See accompanying notes to the unaudited interim condensed financial statements.

CHARLIE’S CHALK DUST, LLC
CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

BALANCE – January 1, 2018	$1,543,400

Member distributions	(1,150,000)

Net income	2,057,059

BALANCE – March 31, 2018	$2,450,459

BALANCE – January 1, 2019	$791,227

Member distributions	(979,000)

Net income	2,475,205

BALANCE - March 31, 2019	$2,287,432

See accompanying notes to the unaudited interim condensed financial statements.

CHARLIE’S CHALK DUST, LLC
CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,475,205	$2,057,059
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,573	4,771
Noncash lease expense	1,110	–
Recoveries for bad debt	(42,705)	–
Changes in operating assets and liabilities:
Accounts receivable	(349,479)	(120,294)
Inventories	(20,192)	(351,397)
Prepaid expenses and other current assets	48,400	(88,010)
Lease right-of-use asset	9,208	–
Other assets	–	(4,000)
Accounts payable	(119,621)	161,216
Accrued expenses	(69,635)	121,487
Lease right-of-use liability	(9,918)	–
Deferred revenue	4,441	168,353
Net cash provided by operating activities	1,930,387	1,949,185
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(12,854)	–
Net cash used in investing activities	(12,854)	–
CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(979,000)	(1,150,000)
Principal payments on note payable	–	(41,667)
Net cash used in financing activities	(979,000)	(1,191,667)
INCREASE IN CASH	938,533	757,518
CASH – beginning of period	304,548	655,076
CASH – end of period	$1,243,081	$$1,412,594
NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of right-of-use asset through lease liability	$88,827	$–

See accompanying notes to the unaudited interim condensed financial statements.

1.
ORGANIZATION AND NATURE OF OPERATIONS

Description of Organization

Charlie’s Chalk Dust, LLC (the “Company” or “CCD”) was incorporated in Delaware in 2014 as a limited liability corporation. The Company is a formulator, marketer and distributor of branded e-cigarette liquid. CCD’s products are produced domestically through contract manufacturers for sale to distributors and specialty retailers throughout the United States of America, as well as over 80 countries worldwide. The Company is headquartered in Costa Mesa, California.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. Amounts related to disclosure of December 31, 2018 balances within these interim condensed financial statements were derived from the audited 2018 financial statements and notes thereto. These financial statements and the notes hereto should be read in conjunction with the December 31, 2018 financial statements and notes thereto. In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results for any subsequent interim period or for the full year.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting

The Company currently operates in one business segment. The following information disaggregates the Company’s revenues from contracts with customers as a percentage of total net revenues by geographic market and major customer type for the three months ended March 31, 2019 and 2018:

	Three Months EndedMarch 31,2019	Three Months EndedMarch 31,2018
Geographic Market
International	19%	30%
United States	81%	70%
Total	100%	100%
Customer Type
Retailers	35%	52%
Distributors	65%	48%
Total	100%	100%

Sales by geographic market are calculated based on the shipping address and does not reflect further sub-distribution that may occur after control of the inventory has transferred to the Company’s customer. The Company’s primary international markets include the United Kingdom, Italy, Spain, Belgium, Australia, Sweden and Canada.

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606 – Contracts with Customers. The Company’s revenues are generated from contracts with customers that consist of sales to retailers and distributors. The Company’s contracts with customers are generally short term in nature with the delivery of product as a single performance obligation. Revenue from the sale of product is recognized at the point in time when the single performance obligation has been satisfied and control of the product has transferred to the customer. In evaluating the timing of the transfer of control of products to customers, the Company considers several indicators, including significant risks and rewards of products, the right to payment, and the legal title of the products. Based on the assessment of control indicators, sales are generally recognized when products are received by customers.

Shipping generally occurs prior to the transfer of control to the customer and is therefore accounted for as a fulfillment expense. In circumstances where shipping and handling activities occur after the customer has obtained control of the product, the Company elected to account for shipping and handling activities as a fulfillment cost rather than an additional promised service. Contract durations are generally less than one year, and therefore costs paid to obtain contracts, which generally consist of sales commissions, are recognized as expenses in the period incurred.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Revenue is measured by the transaction price, which is defined as the amount of consideration expected to be received in exchange for providing goods to customers. The transaction price is adjusted for estimates of known or expected variable consideration, which includes refunds and returns as well as incentive offers and promotional discounts on current orders.

Sales returns are generally not material to the financial statements, and do not comprise a significant portion of variable consideration. Estimates for sales returns are based on, among other things, an assessment of historical trends, information from customers, and anticipated returns related to current sales activity. These estimates are established in the period of sale and reduce revenue in the period of the sale.

Variable consideration related to incentive offers and promotional programs are recorded as a reduction to revenue based on amounts the Company expects to collect. Estimates are regularly updated and the impact of any adjustments are recognized in the period the adjustments are identified. In many cases, key sales terms such as pricing and quantities ordered are established at the time an order is placed and incentives have very short-term durations.

Amounts billed and due from customers are short term in nature and are classified as receivables since payments are unconditional and only the passage of time related to credit terms is required before payments are due. The Company does not grant payment financing terms greater than one year. Payments received in advance of revenue recognition are recorded as deferred revenue.

Shipping and Handling Costs

Shipping and handling costs incurred are included in cost of goods sold and totaled $177,000 and $148,508 for the three months ended March 31, 2019 and 2018, respectively.

Earnings Per Unit

Earnings per unit is calculated by dividing net income of the Company by the weighted average number of units outstanding during the year. The Company does not have any potentially dilutive instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of March 31, 2019 and December 31, 2018, there were no cash equivalents.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable is recorded at the invoiced amount and does not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is reviewed on a monthly basis and past due balances are reviewed individually for collectability. Account balances are written off against the allowance when it is determined that it is probable that the receivable will not be recovered. As of March 31, 2019 and December 31, 2018, the allowance for bad debt totaled $108,404 and $151,109, respectively.

Inventories

Inventories primarily consist of finished goods and are stated at the lower of cost (determined by the average cost method) or net realizable value. The Company provides estimates of excess and obsolete inventories determined primarily upon inventory on hand, historical sales activity, industry trends and expected net realizable value. As of March 31, 2019 and December 31, 2018, the reserve for excess and obsolete inventories totaled $40,792 and $73,549, respectively.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from five to seven years for equipment, three years for software, and ten years for furniture. Leasehold improvements are amortized over the lesser of the related lease term or their estimated useful life. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition of property and equipment, the costs and related accumulated depreciation amounts are relieved and any resulting gain or loss is reflected in operations during the period of disposition.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their estimated fair value. For the three months ended March 31, 2019 and 2018, there were no such impairments.

Advertising

The Company expenses advertising cost as incurred. Advertising expenses amounted to $129,158 and $86,735 during the three months ended March 31, 2019 and 2018, respectively, and are included in sales and marketing expense in the accompanying condensed statements of operations.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Note Payable

The Company had a note payable to a former employee in connection with a separation agreement executed in October 2015. The note required an initial payment of $250,000 and 36 monthly payments of $13,889 beginning in February 2016. The balance of the note as of March 31, 2019 was $0.

Income Taxes

No provision for income taxes has been made in the financial statements as the Company is a “pass through” entity. Each member is individually liable for tax on their share of the Company’s income or loss. The Company prepares a calendar year informational tax return.

While electing Limited Liability Company status, the Company does not believe it has any uncertain income tax positions that are more likely than not to materially affect its consolidated financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statutory length of time after filing.

On February 8, 2019, the Company was notified by the Internal Revenue Service (“IRS”) that its form 1065, for the year ended December 31, 2017, has been selected for examination. The Company has responded to the IRS’s notice and is in the process of scheduling further correspondence related to the examination.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (ASC 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize Right-Of-Use (“ROU”) Asset and Lease Liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). On January 1, 2019, the Company adopted FASB ASC Topic 842 using the modified retrospective method for all material leases that existed at or commenced after January 1, 2019. ROU Assets are amortized over their estimated useful life, which represents the full term of the lease. The lease liability is representative of the present value of future payments due under the lease, discounted using the incremental borrowing rate. The lease liability will be increased by accreted interest at the incremental borrowing rate and reduced by future payments made under the lease obligation. On January 1, 2019, the Company recognized right of use (ROU) assets and liabilities of $88,827 in the accompanying condensed balance sheets. The Company made a policy election to not recognize right-of-use assets and lease liabilities for short-term (less than 12 months) leases for all asset classes. There was no impact to retained earnings upon the adoption of ASC 842.

3.
ACCRUED EXPENSES

Accrued expenses consisted of the following:

	March 31,2019	December 31, 2018
Wages	$145,907	$217,484
Sales commissions	69,409	70,400
Payroll taxes	3,415	3,415
Other accrued expenses	2,933	-
Total accrued expenses	$221,664	$291,299

4.
PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	March 31,2019	December 31, 2018
Equipment	$71,786	$64,536
Furniture	22,509	22,509
Leasehold improvements	25,605	20,000
Software	3,149	3,150
	123,049	110,195
Less: Accumulated depreciation	(68,397)	(64,824)
Property and equipment, net	$54,652	$45,371

Depreciation and amortization expense totaled $3,573 and $4,771, respectively, during the three months ended March 31, 2019 and 2018.

5.
CONCENTRATIONS

During the three months ended March 31, 2019 purchases from two vendors represented 92% of total inventory purchases. During the three months ended March 31, 2018 purchases from three vendors represented 100% of total inventory purchases. As of March 31, 2019 and December 31, 2018, amounts owed to these vendors totaled $295,216 and $653,647, respectively, which are included in accounts payable in the accompanying condensed balance sheets.

No customer made up more than 10% of accounts receivable at March 31, 2019 and 2018. No customer exceeded 10% of total net sales for the three-month periods ended March 31, 2019 and March 31, 2018.

6.
COMMITMENTS AND CONTINGENCIES

Operating Leases

On August 17, 2015, the Company entered into a 36-month lease agreement for its corporate offices in Costa Mesa California, which includes the use of warehouse space. The lease agreement commenced on October 1, 2015 and required monthly rental payments. On October 1, 2018 this lease agreement was renewed for 12-months. On February 14, 2018, the Company entered into a 36-month lease agreement for auxiliary warehouse space located in Santa Ana California. The lease agreement commenced on April 1, 2018 and requires monthly rental payments with the addition of variable common-area operating expenses. These leases do not have significant rent escalation holidays, concessions, leasehold improvement incentives or other build-out clauses. Further these leases do not contain contingent rent provisions. The leases do include both lease (e.g., fixed rent) and non-lease components (e.g., common-area and other maintenance costs). The non-lease components are deemed to be executory costs and are therefore excluded from the minimum lease payments used to determine the present value of the operating lease obligation and related right-of-use asset.

This lease does not provide an implicit rate and we estimated our incremental interest rate to be 5%. We used our estimated incremental borrowing rate and other information available at the lease commencement date in determining the present value of the lease payments.

Future minimum lease payments under these lease agreements are as follows for the annual periods ending December 31 are as follows:

Remainder of 2019	$30,645
2020	41,778
2021	10,521
Total lease payments	82,944
Less: interest	(2,925)
Present value of lease liabilities	$80,019

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow. As of March 31, 2019, there were no outstanding legal claims concerning CCD.

Contract Manufacturers

The Company uses contract manufacturers in the United States to produce goods. The manufacturers use the Company’s formulas to fill the Company’s orders and do not require purchase commitments from the Company.

7.
MEMBERS EQUITY

The Company issues membership interests in the form of units with a single class authorized. 1,000 membership units were authorized and issued at the Company’s formation and remain outstanding as of March 31, 2019. The Manager (as defined in the LLC agreement) shall approve the admission or withdrawal of Members (“Members”) as well as the sale, grant, issuance or redemption of units. The Manager with the consent of Members owning at least sixty-five percent of the then outstanding units, may admit to the Company additional member(s) who will be issued units on such terms as are determined by the Manager. In addition, the Company had previously entered into an agreement with four employees that provides non-profit sharing, capital participation features in the aggregate amount of 5% of the Company’s equity value. The ability of the holders to exercise this arrangement is contingent upon an equity transaction and as of March 31, 2019, it was not probable that the equity participation rights would be triggered and therefore no stock-based compensation has been recognized in the accompanying financial statements.

8.
SUBSEQUENT EVENTS

The Company evaluated events subsequent to March 31, 2019 for their potential impact on the financial statements and disclosures through June 12, 2019, the date the financial statements were available to be issued.

On April 26, 2019 (the “Closing Date”), CCD entered into a Securities Exchange Agreement with True Drinks Holdings Inc. (“True Drinks”) and certain direct investors pursuant to which True Drinks acquired all outstanding membership interests of CCD beneficially owned by the Members in exchange for the issuance by True Drinks of units (“Units”), with such Units consisting of an aggregate of (i) 15,655,538,349 shares of common stock (which includes the issuance of an aggregate of 1,396,305 shares a newly created class of Series B Convertible Preferred Stock, par value $0.001 per share (“New Series B Preferred”), convertible into an aggregate of 13,963,047,716 shares of common stock, issued to certain individuals in lieu of common stock); (ii) 206,249 shares of a newly created class of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”), convertible into an aggregate of 4,654,349,239 shares of common stock; and (iii) warrants to purchase an aggregate of 3,102,899,493 shares of common stock (the “Investor Warrants,” and together with the common stock, Series A Preferred and New Series B Preferred, the (“Securities”) (the “Share Exchange”). As a result of the Share Exchange, CCD became a wholly owned subsidiary of True Drinks.

Immediately prior to, and in connection with, the Share Exchange, CCD consummated a private offering of membership interests that resulted in net proceeds to CCD of approximately $27.5 million (the “CCD Financing”). Katalyst Securities LLC (“Katalyst”) acted as the sole placement agent in connection with the CCD Financing pursuant to an Engagement Letter entered into by and between Katalyst, CCD and True Drinks on February 15, 2019. As consideration for its services in connection with the CCD Financing and Exchange, the Company issued to Katalyst and its designees five-year warrants to purchase an aggregate of 930,869,848 shares of common stock at a price of $0.0044313 per share (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as those set forth in the Investor Warrants.